UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on Wednesday, May 8, 2013 at 11:00 a.m. central time in Midland, Texas. Holders of an aggregate of 12,164,536 shares of the Company's common stock at the close of business on March 14, 2013 were entitled to vote at the meeting, of which 11,690,588, or approximately 96%, of the eligible voting shares were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company's annual proxy statement, are as follows:

Proposal #1 - Elect one director for a term of three years, such term to continue until the annual meeting of shareholders in 2016 and until such director's successor is duly elected and qualified.

			Abstentions and
Name	Votes For	Votes Withheld	Broker Non-Votes
Clayton W. Williams, Jr.	9,052,005	1,751,786	886,797

Proposal #2 - Advise the Audit Committee on the selection of KPMG LLP as the Company's independent auditors for 2013.

Votes For	Votes Against	Abstentions
11,659,495	29,870	1,223

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	July 31, 2013	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Date:	July 31, 2013	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer